UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): August 21, 2017

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Royal Blvd South, Suite 150 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Ference Kesner LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2017, Jeffrey Wright resigned from his position as Chief Financial Officer of the Company. The resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wright will remain with the Company as its Controller which will be deemed to be an executive officer position..

On August 16, 2017, the Board appointed Charles Farrahar to serve as the Company’s Chief Financial Officer, effective August 16, 2017. Currently, Mr. Farrahar will continue with his $40,000 per year salary and will be eligible to participate in the Company’s bonus and stock option programs.

Charles Farrahar

Charlie Farrahar is a Certified Public Accountant with over 30 years of managerial finance, administration, human resource and risk management experience in the public, private and non-profit sectors. Mr. Farrahar was the first Chief Financial Officer of the Company from its inception in 2013 through its initial public offering. He remained with the Company as its Secretary, only, from January 2015 until August 16, 2017, when he agreed to resume the CFO role. Mr. Farrahar currently serves as Chief Financial Officer for several small private biotech companies in the research and development stage. In 2013, he joined a private governmental assistance startup as its CFO and Director of Human Resources, helping with the sale of that company to a private entity in 2011 after it had grown to a multi-state operation with over 400 employees. In the late 1990’s, he was CFO of Credit Depot Corp. (a Nasdaq listed entity).

In addition on August 16, 2017, Mr. Steve Gorlin resigned as a Director of the Company and as the Co-Chairman of the Board. On August 16, 2017, Mr. Jesse Crowne was appointed to the Board to fill the vacancy and as the Executive Co-Chairman of the Board.

Jesse Crowne

Jesse Crowne has been acting as a Vice President of Business Development for the Company since January 2015. Mr. Crowne has been a Managing Partner at Gorlin Companies, a healthcare focused single family office specializing in founding and funding early ventures since July 2015. Between August 2015 and January 2017, Mr. Crowne has been the President of Vavotar Life Sciences, a private clinical stage biotechnology company developing antibody directed oncology products. Since 2016, Mr. Crowne has served as an Adjunct Professor at Westminster College teaching a course on financing new ventures to MBA students. From October 2013 to March 2014, he was the Co-Founder of Virtual Clinic Trials, LLC, a cloud based document management solution for clinical trials until it was sold to Global Deal Market in 2014. From 2010 to June 2014, he was an associate at White Pine Medical, a subsidiary of Essex Woodlands, which was a private equity investment fund seeking late-stage medical device opportunities.

Item 7.01
Regulation FD Disclosure

On August 17, 2017, the Company issued a press release announcing the appointment of Mr. Farrahar as the Company’s Chief Financial Officer, as set forth in Item 5.02 above. On August 21, 2017, the Company issued a press release announcing the appointment of Jesse Crowne as a Director and Co-Chairman. A copy of the press releases are attached to this report as Exhibits 99.1 and 99.2, respectively, and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01
Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 17, 2017
99.2	Press Release dated August 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: August 21, 2017	By:	/s/ Jarrett Gorlin
Jarrett Gorlin
Chief Executive Officer